Registration No. 333-___________

      As filed with the Securities and Exchange Commission on April 8, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                             MULTIMEDIA GAMES, INC.
             (Exact name of registrant as specified in its charter)
                                 --------------

          Texas                                                  74-2611034
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               206 Wild Basin Road
                            Building B, Fourth Floor
                               Austin, Texas 78746
             (Address of principal executive offices, with ZIP code)

                                 ---------------


                    2003 Outside Directors Stock Option Plan
                             2002 Stock Option Plan
                              (Full title of plan)
                           ---------------------------

                                 Craig S. Nouis
                   Vice President and Chief Financial Officer
                             Multimedia Games, Inc.
                  206 Wild Basin Road, Building B, Fourth Floor
                               Austin, Texas 78746
                                 (512) 334-7500
 (Name, address and telephone number, including area code, of agent for service)

                           ---------------------------

------------------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Title of Securities                      Amount to be        Proposed maximum             Proposed maximum            Amount of
 to be registered(1)                      registered(2)   offering price per share(3)  aggregate offering price(3)  registration fee
------------------------------------------------------------------------------------------------------------------------------------
2003 Outside Directors Stock Option Plan
Common Stock                                 1,000,000                $22.95                 $22,950,000.00            $ 2,907.77
Par Value $.01

2002 Stock Option Plan
Common Stock                                   453,000                $12.75                  $5,775,750.00              $ 731.79
Par Value $01                                  947,000                $22.95                 $21,733,650.00            $ 2,753.65

TOTALS                                       2,400,000                                       $50,459,400.00            $ 6,393.21
_____________________________________


(1)  The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 2002 Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 2002 Stock Option Plan and all of the shares under the 2003
     Outside Directors Stock Option Plan, the $22.95 price is based upon the average of the high and low prices of our common stock on April 7, 2004, as reported by The Nasdaq National Market.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The documents containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

                             Multimedia Games, Inc.
                              206 Wild Basin Road,
                            Building B, Fourth Floor
                               Austin, Texas 78746
                                 (512) 334-7500
                              Attn: Craig S. Nouis,
                   Vice President and Chief Financial Officer


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

        We hereby incorporate by reference in this registration statement the following documents:

          (a) Our latest annual report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, containing audited financial statements for our fiscal year ended September 30, 2003 as filed with the Commission on December 29, 2003 (File Number 000-28318).

          (b) All other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description Of Securities

        Not applicable.

Item 5. Interests Of Named Experts And Counsel

        None.

Item 6. Indemnification Of Directors And Officers

     Section 7.06 of the Texas Miscellaneous Corporation Laws authorizes a corporation to provide in its Articles of Incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for acts or omissions in the director's duty as a director. While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, or for any transaction from which the director derives an improper personal benefit, or any acts or omissions for which the liability of a director is expressly provided under Texas law. As permitted by the statute, we have adopted a provision in our Articles of Incorporation which eliminates the personal liability of our directors to the company and our stockholders for monetary damages for acts or omissions in the director's duty as a director to the fullest extent permissible under Texas law.


     Article 2.02 of the Texas Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act. Our bylaws authorize us to indemnify any of our present or former directors, officers, employees, or agents, or any persons serving in similar posts in another organization at our request, against expenses, judgments, fines, and amounts paid in settlement incurred by such person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Texas Business Corporation Act, public policy or other applicable law.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits

    Exhibit No.  Title
    -----------  -----
       4.1(1)    2003 Outside Directors Stock Option Plan
       4.2(2)    2002 Stock Option Plan
       5.1       Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
      23.1       Consent of BDO Seidman, LLP
      23.2       Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                 (included in Exhibit 5.1)
      24.1       Power of Attorney (included in Signatures)
________________

(1) Incorporated herein by reference to Appendix B of our Definitive Proxy Statement on Schedule 14A filed with the Commission on January 6, 2004.

(2) Incorporated herein by reference to Exhibit 10.13 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 15, 2003.

Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

                (i) include any prospectus required by Section 10(a)(3) of the
                    Securities Act of 1933;

               (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 8th day of April, 2004.

                           MULTIMEDIA GAMES, INC.

                           By: /s/ Craig S. Nouis
                              --------------------------------------------------
                               Name: Craig S. Nouis
                               Title: Vice President and Chief Financial Officer

                                POWER OF ATTORNEY


     Know all men by these presents, that each person whose signature appears below constitutes and appoints Craig S. Nouis and Clifton E. Lind, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Multimedia Games, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Clifton E. Lind
---------------------   President, Chief Executive
Clifton E. Lind         Officer and Director                Dated: April 8, 2004

/s/ Craig S. Nouis
---------------------   Vice President and
Craig S. Nouis          Chief Financial Officer             Dated: April 8, 2004
                        (Principal Financial Officer and
                        Principal Accounting Officer)

/s/ Rob Repass
---------------------   Director                            Dated: April 8, 2004
Rob Repass

/s/ Thomas W. Sarnoff
---------------------   Chairman of the Board
Thomas W. Sarnoff       and Director                        Dated: April 8, 2004

/s/ John Winkelman
---------------------   Director                            Dated: April 8, 2004
John Winkelman